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As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KODIAK OIL & GAS CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

1625 Broadway, Suite 250
Denver, Colorado 80202
(303) 592-8075
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Lynn A. Peterson
Chief Executive Officer
1625 Broadway, Suite 250
Denver, Colorado 80202
(303) 592-8075
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Randal R. Jones
Lisa M. Luebeck
Dorsey & Whitney LLP
Columbia Center
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
Tel: (206) 903-8800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, no par value per share, being offered for resale	2,750,000 shares	$4.22	$11,605,000	$827

(1)
This registration statement relates to the resale by the selling shareholders named herein of 2,750,000 shares of common stock. The securities may be offered from time to time in unspecified numbers and at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such number of additional shares of common stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the amount of the registration fee, based on the average high and low prices for the Registrant's common shares on November 4, 2010 as quoted on the NYSE Amex LLC.

           The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or accept an offer to buy the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2010

PROSPECTUS

        2,750,000 shares

Common Stock

        This is a public offering of up to 2,750,000 shares of the common stock, no par value per share, of Kodiak Oil & Gas Corp., ("we," "us," or "our company"), by selling shareholders listed beginning on page 6 of this prospectus. All of the shares being offered, when sold, will be sold by selling shareholders. The shares of common stock described in this prospectus are being offered for sale from time to time by the selling shareholders named herein who acquired the shares in connection with the acquisition by our wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc., of oil and gas properties located in the State of North Dakota from Peak Grasslands, LLC. The shares of common stock described in this prospectus may be sold from time to time pursuant to this prospectus by the selling shareholders in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. See "Plan of Distribution."

        The selling shareholders will receive all of the proceeds from any sales. Our company will not receive any of the proceeds. The selling shareholders will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.

        Our common stock trades on the NYSE Amex LLC under the symbol "KOG." On November 4, 2010, the last reported sale price for our common stock on the NYSE Amex LLC was $4.16 per share.

        An investment in our securities involves a high degree of risk. See "Risk Factors" on page 6 of this prospectus in evaluating an investment in our common stock, together with any prospectus supplement and the documents we incorporate by reference.

        Our principal executive offices are located at 1625 Broadway, Suite 250, Denver, Colorado, 80202, and our telephone number at our principal executive offices is (303) 592-8075.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November             , 2010

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, the selling shareholders may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling shareholders. Each time a selling shareholder sells securities, the selling shareholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling shareholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus is accurate only as of the date of those respective documents. You should read this prospectus, any prospectus supplement, the documents incorporated by reference in this prospectus and any prospectus supplement, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and of the accompanying prospectus entitled "Incorporation of Information by Reference."

        Market data and industry statistics used throughout this prospectus and the documents incorporated by reference herein are based on independent industry publications, reports by market research firms and other published independent sources. Some data and other information is also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. Although we believe these sources are credible, we have not independently verified the data or information obtained from these sources. Accordingly, investors should not place undue reliance on this information. By including such market data and information, we do not undertake a duty to update or provide that data in the future.

        As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus incorporates by reference important information that is not contained in this prospectus but that is contained in documents that we file with the SEC. You may read and obtain copies of these documents and the other reports we file with the SEC at the SEC's web site, www.sec.gov, or at the SEC's offices described below under the heading "Where You Can Find More Information."

        Our functional currency is the United States dollar. All references to "dollars" or "$" in this prospectus refers to United States or U.S. dollars unless specific reference is made to Canadian or CDN dollars.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information discussed in this prospectus, our filings with the SEC and our public releases include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

  •
  future capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;

  •
  unsuccessful drilling and completion activities and the possibility of resulting write-downs;

  •
  a decline in oil or natural gas production or oil or natural gas prices and the impact of general economic conditions on the demand for oil and natural gas and the availability of capital;

  •
  our ability to close the acquisition of properties from Peak Grasslands, LLC;

  •
  geographical concentration of our operations;

  •
  ongoing U.S. and global economic uncertainty;

  •
  constraints imposed on our business and operations by our credit facility and our ability to generate sufficient cash flows to repay our debt obligations;

  •
  availability of borrowings under our credit facility;

  •
  termination fees related to drilling rig contracts;

  •
  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

  •
  financial losses and reduced earnings related to our commodity derivative agreements, and failure to produce enough oil to satisfy our commodity derivative agreements;

  •
  historical incurrence of losses;

  •
  adverse variations from estimates of reserves, production, production prices and expenditure requirements, and our inability to replace our reserves through exploration and development activities;

  •
  hazardous, risky drilling operations and adverse weather and environmental conditions;

  •
  limited control over non-operated properties, and reliance on third party service providers over whom we have limited control;

  •
  reliance on limited number of customers and creditworthy of our customers;

  •
  title defects to our properties and inability to retain our leases;

  •
  incorrect estimates of our proved reserves, and the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

  •
  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped operated and non-operated acreage positions;

  •
  our ability to successfully develop our large inventory of undeveloped operated and non-operated acreage;

  •
  increases in interest rates;

  •
  our ability to retain key members of our senior management and key technical employees, and conflicts of interests with respect to our officers and directors;

  •
  marketing and transportation constraints in the Williston Basin;

  •
  risks associated with prior business activities;

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  effects of competition;

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  federal and tribal regulations and laws;

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  our level of indebtedness;

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  risks in connection with potential acquisitions and the integration of significant acquisitions;

  •
  price volatility of oil and natural gas prices;

  •
  impact of environmental, health and safety, and other governmental regulations, and of current or pending legislation;

  •
  effect of seasonal factors;

  •
  lack of availability of drilling rigs, equipment, supplies, insurance, personnel and oil field services;

  •
  further sales or issuances of common stock; and

  •
  our common stock's limited trading history.

        Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our filings with the SEC that are incorporated by reference herein. For additional information regarding risks and uncertainties, please read our filings with the SEC under the Securities Exchange Act of 1934 and the Securities Act, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

SUMMARY

        This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. Because this is only a summary, it does not contain all the information that may be important to you. You should carefully read the entire prospectus and the documents incorporated by reference herein, including our historical consolidated financial statements and the notes to those financial statements in our most recently filed annual report on Form 10-K for the year ended December 31, 2009, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, together with the additional information described in this prospectus under the headings "Where You Can Find More Information" and "Incorporation by Reference." You should carefully consider the matters discussed under "Risk Factors" in our Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010, and incorporated by reference in this prospectus. In this prospectus, unless the context otherwise requires, the terms "Kodiak Oil & Gas," "Kodiak," "the Company," "we," "us" and "our" refer to Kodiak Oil & Gas Corp. and its consolidated subsidiary.

Kodiak Oil & Gas Corp.

        Kodiak is an independent energy company focused on the exploration, exploitation, acquisition and production of crude oil and natural gas in the United States. Our oil and natural gas reserves and operations are primarily concentrated in two Rocky Mountain basins, the Williston Basin of North Dakota and Montana and the Green River Basin of Wyoming and Colorado. Kodiak's corporate strategy is to internally identify prospects, acquire lands encompassing those prospects and evaluate those prospects using subsurface geology and geophysical data and exploratory drilling. Using this strategy, we have developed an oil and natural gas portfolio of proved reserves, as well as development and exploratory drilling opportunities on high potential conventional and non-conventional oil and natural gas prospects that we have the opportunity to explore, drill and develop.

        Our oil and natural gas reserves and operations are concentrated in two Rocky Mountain basins, the Williston Basin of North Dakota and Montana and the Green River Basin of Wyoming and Colorado. The most significant prospects in our portfolio are our assets in the Williston Basin of North Dakota and Montana that are prospective for oil from the Bakken and Red River formations. The principal target of drilling in this area is the Bakken Shale hydrocarbon system highlighted by production from the Middle Bakken member, located between two Bakken shales that serve as the source rock, and the Three Forks member, positioned immediately below the Lower Bakken Shale.

        As of September 30, 2010, we had several hundred lease agreements representing approximately 148,000 gross (81,000 net) acres, primarily in the Williston Basin and the Green River Basin, and we had an interest in approximately 56,000 gross (35,000 net) acres in the Bakken oil play located in North Dakota. As of September 30, 2010, we owned an interest in approximately 33,000 gross (21,000 net) acres in the Williston Basin outside the Fort Berthold Indian Reservation in Sheridan County, Montana, and McKenzie and Divide Counties, North Dakota. This acreage is prospective for Mission Canyon, Red River, Bakken and Three Forks formations. Our leasehold interests in the Vermillion Basin total approximately 41,000 gross and 8,800 net acres as of September 30, 2010. On October 19, 2010, we announced entering into a definitive agreement to acquire approximately 23,100 gross and 14,500 net acres of Bakken/Three Forks leasehold and related producing properties in the Williston Basin of North Dakota. The acquisition is expected to include approximately 3,000 net developed acres and 11,500 net undeveloped acres.

        During the first nine months of 2010, we drilled or participated in 16 gross wells (7.3 net) and completed 12 gross wells (4.7 net). In total, we anticipate drilling or participating in 21 gross wells (10.7 net) and completing 18 gross wells (8.6 net) during 2010. All of these wells are in our Williston Basin operating area.

        We are a Canadian corporation that is subsisting under the Business Corporation Act (Yukon Territory). Our principal executive office is located at 1625 Broadway, Suite 250, Denver, Colorado 80202, and our telephone number is (303) 592-8075. Information contained on our website, www.kodiakog.com, is not part of this prospectus.

The Offering

Common stock offered by the selling shareholders	2,750,000 shares
Selling shareholders	All of the common stock is being offered by the selling shareholders named herein. See "Selling Shareholders" for more information on the selling shareholders.
Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.
Plan of distribution
The selling shareholders named in this prospectus, or their pledgees, donees, or transferees, may offer or sell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. See "Plan of Distribution" for additional information on the methods of sale that may be used by the selling shareholders.
NYSE Amex LLC symbol	KOG
Risk factors
Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the risk factors discussed in the documents incorporated by reference herein.

RISK FACTORS

        An investment in our common stock involves a high degree of risk. Before you decide whether to purchase any of our common stock, in addition to the other information in this prospectus and the documents incorporated by reference, you should carefully consider the risk factors under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended June 30, 2010 and September 30, 2010, which are incorporated by reference into this prospectus, as the same may be updated from time to time by our filings under the Securities Exchange Act of 1934, as amended. For more information, see the section entitled "Where You Can Find More Information." These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

        This prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus. See "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will receive all of the net proceeds from the sales of the shares of our common stock offered by it under this prospectus. The selling shareholders will pay the costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDERS

        The registration statement, of which this prospectus forms a part, relates to the registration for the account of selling shareholders of an aggregate of 2,750,000 shares of our common stock, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. On October 19, 2010, we entered into that certain Asset Purchase Agreement (the "Agreement") with Peak Grasslands, LLC ("Peak"), a private oil and gas company, and our wholly-owned subsidiary, Kodiak Oil & Gas (USA) Inc. ("Kodiak USA"), under which Kodiak USA agreed to acquire from Peak certain oil and gas properties located in the State of North Dakota, and various other related permits, contracts, equipment, data and other assets. Pursuant to the Agreement, we agreed to issue to the selling shareholders at closing of the acquisition, up to 2,750,000 shares of our common stock, at no par value, as partial consideration for our acquisition of certain oil and gas properties in the State of North Dakota. This prospectus covers the offering of up to 2,750,000 shares of our common stock by the selling shareholders pursuant to the Agreement. The shares being offered hereby are being registered to permit public secondary trading. We will not receive any proceeds from the sale of the shares by the selling shareholders.

        The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by them as of the date hereof, the number of shares of common stock being offered by them, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage of ownership of our common stock if all of their shares in the offering are sold. The number of shares set forth in the table below represents all shares of our common stock owned by the selling shareholders.

        The information provided in the table below with respect to the selling shareholders has been obtained solely from the selling shareholders and we have not sought to verify this information. Because the selling shareholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling shareholders. Each of the selling shareholders has indicated to us that it has not had a material relationship with us (other than the transaction under which it acquired the shares of common stock from us) within the three-year period immediately preceding the date hereof and that it is not a broker-dealer admitted to membership in the Financial Industry Regulatory Authority.

	Beneficial Ownership Before Offering			Beneficial Ownership After Offering(3)
			Number of Shares Offered(3)
Name of Beneficial Owner	Number(1)	Percentage(2)		Number	Percentage
Alexander M. McLean	106,110	*	106,110	—	*
Barbara Hampton	3,390	*	3,390	—	*
Carol Waltz	3,220	*	3,220	—	*
Dale Wempen	1,405	*	1,405	—	*
Don Buckner	8,124	*	8,124	—	*
Elise H. Green, Joshua M.D. Hall and Theodore A. Ruppert, Trustees U/A Dora B. Hillman dated 8/25/68 F/B/O Howard B. Hillman and His Issue(4)	13,310	*	13,310	—	*
Everett Toombs	29,280	*	29,280	—	*
Gretchen Tracy	3,220	*	3,220	—	*
HE Assets, Inc.(5)	132,725	*	132,725	—	*
Henry L. Hillman 1985 Revocable Trust(6)	59,840	*	59,840	—	*
Jack E. Vaughn	168,253	*	168,253	—	*
Jackie Manning	2,793	*	2,793	—	*
James Bonaventura	6,677	*	6,677	—	*
James C. Crain	2,275	*	2,275	—	*
Jeff Lowe	53,585	*	53,585	—	*
Jeff Zlotky	1,706	*	1,706	—	*
Jerry Modjeski	3,220	*	3,220	—	*
Lauren Zimmerman	489	*	489	—	*
Matt Gray	29,280	*	29,280	—	*
McBee Butcher, Joseph J. Hill and Tatnall L. Hillman, Trustees U/A Dora B. Hillman dated 8/25/68 F/B/O Tatnall L. Hillman and His Issue(7)	6,485	*	6,485	—	*
Murchison Capital Partners, L.P.(8)	33,281	*	33,281	—	*
Rick Sandau	1,832	*	1,832	—	*
Sheila Thompson	10,414	*	10,414	—	*
Steven M. Thibodeaux	53,585	*	53,585	—	*
Tecovas Partners V, L.P.(9)	108,166	*	108,166	—	*
Vic Rudolph	10,045	*	10,045	—	*
Will Sawyer	29,280	*	29,280	—	*
Yorktown Energy Partners VI, L.P.(10)	284,411	*	284,411	—	*
Yorktown Energy Partners VII, L.P.(11)	960,170	*	960,170	—	*
Yorktown Energy Partners VIII, L.P.(12)	623,429	*	623,429	—	*

TOTALS	2,750,000		2,750,000

*
Represents less than one percent of the outstanding common stock.

(1)
The beneficial ownership of the common stock by the selling shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has sole or shared voting power or investment power, and also any shares which the selling shareholder has the right to acquire within 60 days.

(2)
Percentages are based on 148,636,455 shares of our common stock issued and outstanding at the close of business on November 2, 2010.

(3)
This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. See "Plan of Distribution" beginning on page 10.

(4)
Elise H. Green, Joshua M.D. Hall and Theodore A. Ruppert are the trustees of this security holder.

(5)
Representatives of this selling shareholder have advised us that HE Assets, Inc. is an indirect wholly-owned subsidiary of The Hillman Company, which is owned by Hillman family trusts.

(6)
E.C. Johnson is the trustee of this security holder.

(7)
McBee Butcher, Joseph J. Hill and Tatnall L. Hillman are the trustees of this security holder.

(8)
Representatives of this selling shareholder have advised us that Burk C. Murchison and Robert F. Murchison are the natural persons with voting or dispositive power with respect to the common stock held by this selling shareholder.

(9)
Representatives of this selling shareholder have advised us that Tom F. Marsh is the natural person with voting or dispositive power with respect to the common stock held by this selling shareholder.

(10)
Representatives of this selling shareholder have advised us that Yorktown VI Associates LLC is the controlling entity with sole voting power with respect to the common stock held by this selling shareholder.

(11)
Representatives of this selling shareholder have advised us that Yorktown VII Associates LLC is the controlling entity with sole voting power with respect to the common stock held by this selling shareholder.

(12)
Representatives of this selling shareholder have advised us that Yorktown VIII Associates LLC is the controlling entity with sole voting power with respect to the common stock held by this selling shareholder.

Registration Rights of Selling Shareholders

        The registration statement, of which this prospectus forms a part, is filed in accordance with the Agreement. Pursuant to the terms and conditions of the Agreement, we have agreed to register the shares held by the selling shareholders and to enter into a registration rights agreement in substantially the form incorporated herein as Exhibit 4.1. The selling shareholders will pay the costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act.

        The shares to be issued to the selling shareholders pursuant to the Agreement are "restricted" shares under applicable federal and state securities laws and are being registered to give the selling shareholders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

PLAN OF DISTRIBUTION

        The common shares are being registered to permit public secondary trading of these securities by the holders thereof from time to time after the date of this prospectus and to facilitate the continued orderly disposition of our common shares held by the selling shareholders identified herein. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

        The selling shareholders and their successors-in-interest who acquire their shares after the date of this prospectus and are entitled to the benefits of this registration statement, may sell the common shares directly to purchasers or through broker-dealers or agents.

        If dealers are utilized in the sale of common shares, the selling shareholders will sell such common shares to the dealers as principals. The dealers may then resell such common shares to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required. The selling shareholders may also sell common shares through agents designated by them from time to time.

        We will name any agent involved in the offer or sale of the common shares and will list commissions payable by the selling shareholders to these agents in a prospectus supplement, if such a supplement is required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement. The selling shareholders may sell any of the common shares directly to purchasers. In this case, the selling shareholders may not engage agents in the offer and sale of these common shares. We and the selling shareholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

        The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Sales may be effected in transactions, which may involve block transactions or crosses:

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  on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on exchanges or quotation services or in the over-the-counter market;

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  through the exercise of purchased or written options; or

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  through any other method permitted under applicable law.

        In connection with sales of the common shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell short the common shares and deliver the common shares to close out short positions, or loan or pledge the common shares to broker-dealers that in turn may sell the common shares. The aggregate proceeds to the selling shareholders from the sale of the common shares offered by the selling shareholders hereby will be the purchase price of the common shares less discounts and commissions, if any.

        The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. In order to comply with the securities laws of some states, if applicable, the common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with. The selling shareholders and any broker-dealers or agents that participate in the sale of the common shares may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the common shares may be underwriting discounts and commissions under the Securities Act. Any selling shareholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders have acknowledged their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

        We are not aware of any plans, arrangements or understandings between any of the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the common shares by the selling shareholders. We do not assure you that the selling shareholders will sell any or all of the common shares offered by them pursuant to this prospectus. In addition, we do not assure you that the selling shareholders will not transfer, devise or gift the common shares by other means not described in this prospectus. Moreover, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        We have agreed to keep this prospectus effective for a period of one (1) year from the effective date of the registration rights agreement to be executed pursuant to the terms and conditions of the Agreement.

DESCRIPTION OF COMMON STOCK

        The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws. We are authorized to issue an unlimited number of shares of common stock. As of November 2, 2010 there were 148,636,455 shares of our common stock issued and outstanding and no outstanding warrants to purchase shares of our common stock. Our common stock is traded on NYSE Amex LLC under the symbol "KOG."

        Holders of our common stock are entitled to receive any dividends that may from time to time be declared by our board of directors. See "Risk Factors—Risks Relating to Our Common Stock." We have not paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. Holders of our common stock are entitled to one vote per share on all matters brought to a vote of the shareholders. Because holders of our common stock do not have cumulative voting rights, the holders of a majority of our common stock represented at a meeting can select all of the directors. At least two persons must be present in person, each being a shareholder entitled to vote or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Company to satisfy the quorum requirement under our governing articles.

        Holders of our common stock have no preemptive rights to subscribe for any additional securities that we may issue. There are no redemption provisions or sinking fund provisions for the common stock, nor is the common stock subject to calls or assessments by us. All shares of our common stock outstanding on the date of this prospectus have been legally issued and are fully paid and nonassessable. Upon any liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share equally, share-for-share, in the assets of the Company available for distribution after payment to all our creditors.

        The Transfer Agent and Registrar for the common stock is Computershare Investor Services Inc.

LEGAL MATTERS

        Certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus will be passed upon for us by Miller Thomson LLP.

 EXPERTS

        The consolidated financial statements of Kodiak Oil & Gas Corp. as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009 incorporated by reference in this prospectus, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report appearing in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        Netherland, Sewell & Associates, Inc., independent petroleum engineers, prepared the proved reserve estimates with respect to our oil and gas reserves and related future net cash flows and present values thereof included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

        As of November 4, 2010, certain partners of Miller Thomson LLP owned 15,000 common shares in the capital of the Company.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. These filings are also available to the public from the SEC's web site at www.sec.gov. We also maintain an Internet site at www.kodiakog.com that contains information concerning us and our affiliates. The information at our Internet site is not incorporated by reference in this prospectus, and you should not consider it to be part of this prospectus.

        In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces or territories. You are invited to read and copy any reports, statements or other information that we file with the Canadian provincial securities commissions or other similar regulatory authorities at their respective public reference rooms. These filings are also electronically available from the Canadian System for Electronic Document Analysis and Retrieval at http://www.sedar.com, which is commonly known by the acronym "SEDAR," the Canadian equivalent of the SEC's EDGAR system.

        We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in this prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

INCORPORATION OF INFORMATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will be automatically updated and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 on any current report on Form 8-K or corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus and until the termination of this offering:

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  Our Annual Report on Form 10-K for the year ended December 31, 2009, as filed on March 11, 2010 and as amended on August 6, 2010;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010;

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  Our Current Reports on Form 8-K filed on January 6, 2010, January 8, 2010, February 24, 2010, March 24, 2010, April 8, 2010 (as amended on August 5, 2010), May 27, 2010, June 8, 2010, June 9, 2010, August 5, 2010 (with respect to the Item 5.02 disclosure), August 13, 2010 (with respect to the Item 1.01 disclosure), August 18, 2010, August 20, 2010, September 24, 2010, October 20, 2010, October 25, 2010 and November 4, 2010; and

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  The description of our common stock contained on Form 8-A that was filed with the SEC on June 20, 2006.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of such documents that are incorporated by reference but not delivered with the prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests should be directed to:

Kodiak Oil & Gas Corp.
Attn: Lynn A. Peterson
1625 Broadway, Suite 250
Denver, Colorado 80202
(303) 592-8075

        Any statement contained in this prospectus or in a document, all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference modifies or supersedes such statement. The making of a modified or superseded statement shall not be deemed an admission that the modified or superseded statement, when made, constituted an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus or prospectus supplement.

2,750,000 shares

Common Stock

PROSPECTUS

The date of this prospectus is November                         , 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses payable by us in connection with the shares of common stock being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	$827
Legal fees and expenses*	50,000
Transfer Agent and Depository*	2,500
Printing*	20,000
Accounting fees and expenses*	20,000
Miscellaneous*	15,000

Total	$108,327

*
Estimated for purposes of completing the information required pursuant to this item 14.

Item 15.    Indemnification of Officers and Directors

        Under the Business Corporations Act (Yukon Territory), or the YBCA, the corporate statute governing us, we may indemnify an individual who:

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  is or was our director or officer; or

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  at our request, is or was a director or officer of, or acted in a similar capacity for, another entity,

against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which that individual is involved because of that association with us or other entity.

        However, we are prohibited from indemnifying an individual under the YBCA unless:

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  such individual acted honestly and in good faith with a view to our best interests (or to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at our request, as the case may be); and

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  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such individual had reasonable grounds for believing that such individual's conduct was lawful.

        The YBCA allows us to advance moneys to the individual for the costs, charges and expenses of any civil, criminal, administrative, investigative or other proceeding, but the individual must repay the moneys if the individual does not fulfill the conditions listed above. We may not indemnify or pay the expenses of the individual in respect of an action brought against the individual by or on behalf of us unless such indemnity or payment has been approved by the appropriate court.

        We, the individual or other entity may apply to the appropriate court for an order approving indemnity under section 126 of the YBCA and the court may so order or make any further order that it sees fit. The court may order that notice be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

        The YBCA provides that we may purchase and maintain insurance for the benefit of any person against any liability incurred by such individual:

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  in the individual's capacity as a director or officer of the corporation, except when the liability relates to the individual's failure to act honestly and in good faith with a view to the best interests of the corporation; or

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  in the individual's capacity as a director or officer of another body corporate if the individual acts or acted in that capacity at the corporation's request, except when the liability relates to the individual's failure to act honestly and in good faith with a view to the best interests of the corporation.

        Our Amended and Restated By-law No. 1, or the "By-laws," provide that, subject to the limitations of the YBCA, we may purchase and maintain such insurance for the benefit of our directors and officers as our board of directors may determine.

        Our By-laws provide that, subject to the YBCA, we may indemnify our directors and officers, our former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or other entity if:

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  the individual acted honestly and in good faith with a view to our best interest, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

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  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

        We maintain liability insurance, which insures our directors and officers against certain losses and insures us against our obligations to indemnify our directors and officers.

        At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted.

Item 16.    Exhibits

        The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this registration statement.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          (i)    If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (ii)   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933:

          (i)    The information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (ii)   Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES AND POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 5, 2010.

KODIAK OIL & GAS CORP.
By:	/s/ LYNN A. PETERSON Lynn A. Peterson President and Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lynn A. Peterson as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this registration statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this registration statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the indicated capacities on the dates indicated.

Signature		Title	Date

By:	/s/ LYNN A. PETERSON Lynn A. Peterson	President, Chief Executive Officer and Director (principal executive officer)	November 5, 2010
By:	/s/ JAMES P. HENDERSON James P. Henderson	Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)	November 5, 2010
By:	/s/ JAMES E. CATLIN James E. Catlin	Chief Operating Officer, Executive Vice President and Chairman	November 5, 2010
By:	/s/ HERRICK K. LIDSTONE, JR. Herrick K. Lidstone, Jr.	Director	November 5, 2010
By:	/s/ RODNEY D. KNUTSON Rodney D. Knutson	Director	November 5, 2010
By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak	Director	November 5, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1(1)	Asset Purchase Agreement by and among Peak Grasslands, LLC, Kodiak Oil & Gas (USA) Inc. and Kodiak Oil & Gas Corp., entered into October 19, 2010
4.1(2)	Form of common stock certificate
4.2(3)	Form of Registration Rights Agreement among Kodiak Oil & Gas Corp., Kodiak Oil & Gas (USA) Inc. and Peak Grasslands, LLC
4.3(4)	Certificate of Continuance of Kodiak Oil & Gas Corp., dated September 20, 2001
4.4(4)	Articles of Continuation of Kodiak Oil & Gas Corp.
4.5(5)	Amended and Restated By-Law No. 1 Kodiak Oil & Gas Corp.
5.1	Opinion of Miller Thomson LLP
23.1	Consent of Hein & Associates LLP
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Miller Thomson LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on signature page)

(1)
Incorporated herein by reference to Exhibit 2.1 to the Company's current report on Form 8-K filed on October 25, 2010 (File No. 001-32920).

(2)
Incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-3 filed on September 22, 2010 (File No. 333-169517).

(3)
Incorporated by reference to Exhibit 4.1 to the Company's quarterly report on Form 10-Q filed on November 4, 2010 (File No. 001-32920).

(4)
Incorporated by reference to the Company's registration statement on Form 20-F filed on November 23, 2005 (File No. 000-51635).

(5)
Incorporated by reference to the Company's quarterly report on Form 10-Q filed on May 9, 2008 (File No. 001- 32920).